Exhibit 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Colleen Scott	James R. Reske
Vice President of Marketing	Chief Financial Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0592
cscott@homesavings.com	jreske@ucfconline.com

United Community Financial Corp.

Announces Fourth Quarter Income of $7.9 million;

Improvements in Capital Ratios and Asset Quality

YOUNGSTOWN, Ohio (March 15, 2012) – United Community Financial Corp. (Company) (Nasdaq: UCFC), holding company of The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), today reported consolidated net income of $7.9 million, or $0.25 per diluted share, for the three months ended December 31, 2011. This compares to a net loss of $17.3 million, or $(0.56) per diluted share, for the three months ended December 31, 2010. Current earnings have been positively impacted by the successful completion of the sale of four branches and gains recognized on the sale of securities. Fourth quarter earnings also benefited from the need for only $2.4 million in loan loss provision expense, down from $22.6 million in the fourth quarter of 2010. The Company also reported net income of $230,000, or $0.01 per diluted share, for the year ended December 31, 2011, as compared to a net loss of $37.3 million, or $(1.22) per diluted share, for the year ended December 31, 2010.

Selected fourth quarter results:

•	Delinquent loans declined $4.0 million from the prior quarter to $126.9 million

•	Nonperforming loans declined $11.0 million from the prior quarter to $123.1 million

•	Nonperforming assets declined $15.8 million from the prior quarter to $156.6 million

•	Home Savings’ Tier 1 leverage ratio of 8.61% and the total risk based capital ratio of 14.57% both reflected increases from the prior quarter

•	Tangible book value per share at December 31, 2011 was $5.78

Patrick W. Bevack, President and Chief Executive Officer of UCFC and Home Savings, commented that, “The year 2011 was a year of progress. During the year, not only did UCFC return to profitability, but more significantly, Home Savings has positioned itself for the future with very positive improvement in asset quality measures. Delinquent loans, nonperforming loans and nonperforming assets are all headed in the right direction.” Bevack further commented, “I was also pleased that the Company was successful in attracting additional capital from an investor in the fourth quarter.”

Asset Quality

Delinquent loans declined to $126.9 million at December 31, 2011, down $68.3 million, or 35.0%, from their high point of $195.2 million at March 31, 2010. Nonperforming loans at December 31, 2011 fell to $123.1 million, down $32.0 million, or 20.7%, from their high point of $155.1 million at June 30, 2010. Nonperforming assets dropped to $156.6 million at December 31, 2011, down $40.6 million, or 20.6%, from their high point of $197.2 million at June 30, 2010.

The provision for loan losses was $2.4 million for the fourth quarter of 2011, as compared to $22.6 million for the same quarter in 2010. For the year ending December 31, 2011, the provision for loan losses was $24.7 million, as compared to $62.4 million for the year ended December 31, 2010. The overall improvement in provision expense is the result of a reduced level of outstanding loans as well as a lower level of charge-offs in the fourth quarter and all of 2011.

Net Interest Income and Margin

The average net interest margin was 3.04% for the fourth quarter of 2011 compared with 3.17% for the fourth quarter of 2010. The average net interest margin was 3.28% for the year ended 2011 compared with 3.30% for 2010.

Net interest income for the three months ended December 31, 2011 was $14.8 million compared to $16.9 million for the three months ended December 31, 2010. Total interest income decreased $3.0 million in the fourth quarter of 2011 compared to the fourth quarter of 2010. The decrease is a result of Home Savings recognizing $3.3 million less in interest on net loans due to a $280.0 million decline in the average balance of outstanding loans.

Total interest expense decreased $997,000 for the quarter ended December 31, 2011, as compared to the same quarter last year. The change was primarily attributable to a reduction of $851,000 in interest paid on deposits, which is a result of a shift in deposit balances from certificates of deposit to relatively lower cost non-time deposits.

Net interest income for the twelve months ended December 31, 2011, was $65.2 million, compared to $71.4 million for the twelve months ended December 31, 2010. Total interest income decreased $14.4 million in 2011 compared to 2010. The decrease is primarily a result of Home Savings recognizing $13.2 million less in interest on net loans because of a $244.6 million reduction in the average balance of outstanding loans. Home Savings also experienced a decrease in interest income on net loans of $2.0 million due to lower rates.

Total interest expense decreased $8.2 million for the twelve months ended December 31, 2011, as compared to the same period last year. This change was due primarily to reductions of $7.7 million in interest paid on deposits.

Noninterest Income

Noninterest income increased in the fourth quarter of 2011 to $12.0 million, as compared to $6.5 million in the fourth quarter of 2010. The largest impact on the comparison was the sale of four northwest branches (as previously disclosed), which closed in the fourth quarter of 2011. Home Savings recognized a $4.2 million gain on that sale. Additionally, Home Savings also sold available for sale securities in the fourth quarter of 2011, producing a gain of $5.1 million. The gains recognized were offset partially by lower service fees and by a valuation allowance established on Home Savings’ mortgage servicing rights, both in the fourth quarter of 2011. A similar valuation allowance was not required in 2010.

Noninterest income increased in 2011 to $23.2 million, as compared to $21.9 million in 2010. Two large transactions affect the comparison of noninterest income year over year. First, the branch sale mentioned above generated a net gain of $4.2 million. Secondly, Home Savings sold $70.4 million in mortgage loans in the second quarter of 2011. This transaction produced a gain of $2.7 million for the Bank. Both of these transactions were partially offset by lower service fees and other charges recognized in 2011.

Noninterest Expense

Noninterest expense was $16.5 million in the fourth quarter of 2011, compared to $18.4 million in the fourth quarter of 2010. The change was driven by lower expenses associated with the maintenance of real estate owned and other repossessed assets during the fourth quarter of 2011, compared to the same quarter last year. Also positively affecting the comparison, Home Savings recognized fewer expenses associated with deposit insurance premiums. Regulatory changes revised the method for calculating deposit insurance premiums and caused those expenses to decline.

Noninterest expense was $63.5 million in 2011, compared to $68.3 million in 2010. The decline was caused primarily by the recognition of lower expenses associated with real estate owned and other repossessed assets acquired in the settlement of loans. Lower salaries and benefits paid to employees along with lower deposit insurance premiums also contributed to the change.

Capital and Book Value

Home Savings’ Tier 1 leverage ratio was 8.61% as of December 31, 2011, compared to 8.13% at September 30, 2011. The Bank’s total risk-based capital ratio was 14.57% at December 31, 2011, as compared to 13.25% at September 30, 2011. Tangible book value per share at December 31, 2011 was $5.78, down from $5.88 at September 30, 2011.

Home Savings is a wholly-owned subsidiary of the Company and operates 34 full-service banking offices and eight loan production offices located throughout Ohio and western Pennsylvania. Additional information on the Company and Home Savings may be found on the Company’s web site: www.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2011	December 31, 2010

	(Dollars in thousands)
Assets:
Cash and deposits with banks	$26,573	$18,627
Federal funds sold and other	27,563	18,480

Total cash and cash equivalents	54,136	37,107
Securities:
Available for sale, at fair value	459,598	362,042
Loans held for sale	12,727	10,870
Loans, net of allowance for loan losses of $42,271 and $50,883, respectively	1,379,276	1,649,486
Federal Home Loan Bank stock, at cost	26,464	26,464
Premises and equipment, net	19,175	22,076
Accrued interest receivable	6,741	7,720
Real estate owned and other repossessed assets	33,486	40,336
Core deposit intangible	346	485
Cash surrender value of life insurance	28,354	27,303
Other assets	10,384	13,409

Total assets	$2,030,687	$2,197,298

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Interest bearing	$1,440,448	$1,551,210
Non-interest bearing	148,049	138,571

Total deposits	1,588,497	1,689,781
Borrowed funds:
Federal Home Loan Bank advances	128,155	202,818
Repurchase agreements and other	90,618	97,797

Total borrowed funds	218,773	300,615
Advance payments by borrowers for taxes and insurance	23,282	20,668
Accrued interest payable	610	809
Accrued expenses and other liabilities	10,780	9,370

Total liabilities	1,841,942	2,021,243

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and unissued	—	—
Common stock-no par value; 499,000,000 shares authorized; 37,804,457 shares issued and 32,597,762 and 30,937,704 shares, respectively, outstanding	128,031	142,318
Retained earnings	110,681	111,049
Accumulated other comprehensive income (loss)	5,032	(4,778)
Treasury stock, at cost, 5,206,695 and 6,866,753 shares, respectively	(54,999)	(72,534)

Total shareholders’ equity	188,745	176,055

Total liabilities and shareholders’ equity	$2,030,687	$2,197,298

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Dollars in thousands, except per share data)
Interest income
Loans	$18,801	$22,063	$82,290	$97,413
Loans held for sale	272	167	542	415
Securities:
Available for sale	3,102	3,011	12,366	11,727
Federal Home Loan Bank stock dividends	267	267	1,125	1,158
Other interest earning assets	29	10	64	35

Total interest income	22,471	25,518	96,387	110,748
Interest expense
Deposits	5,957	6,808	24,341	32,062
Federal Home Loan Bank advances	748	881	3,162	3,588
Repurchase agreements and other	928	941	3,709	3,737

Total interest expense	7,633	8,630	31,212	39,387

Net interest income	14,838	16,888	65,175	71,361
Provision for loan losses	2,386	22,551	24,658	62,427

Net interest income after provision for loan losses	12,452	(5,663)	40,517	8,934

Non-interest income
Non-deposit investment income	348	319	1,398	1,619
Service fees and other charges	1,172	2,631	4,416	6,369
Net gains (losses):
Securities available for sale	5,133	1,508	8,633	8,803
Other -than-temporary loss on equity securities
Total impairment loss	(16)	(14)	(89)	(58)
Loss recognized in other comprehensive income	—	—	—	—

Net impairment loss recognized in earnings	(16)	(14)	(89)	(58)
Mortgage banking income	1,243	1,909	5,675	4,365
Real estate owned and other repossessed assets	(1,184)	(1,611)	(6,165)	(6,123)
Gain on retail branch sale	4,154	—	4,154	1,387
Other income	1,171	1,731	5,203	5,531

Total non-interest income	12,021	6,473	23,225	21,893

Non-interest expense
Salaries and employee benefits	7,863	7,852	31,160	32,699
Occupancy	794	890	3,409	3,583
Equipment and data processing	1,680	1,678	6,590	6,627
Franchise tax	254	499	1,495	2,011
Advertising	354	286	820	860
Amortization of core deposit intangible	33	40	139	176
Deposit insurance premiums	1,282	1,375	4,855	5,686
Professional fees	1,132	1,185	3,677	4,106
Real estate owned and other repossessed asset expenses	766	2,313	2,891	4,971
Other expenses	2,387	2,254	8,476	7,612

Total non-interest expenses	16,545	18,372	63,512	68,331

Income (loss) before income taxes	7,928	(17,562)	230	(37,504)
Income tax expense (benefit)	—	(231)	—	(231)

Net income (loss)	$7,928	$(17,331)	$230	$(37,273)

Earnings (loss) per share
Basic	$0.25	$(0.56)	$0.01	$(1.22)
Diluted	0.25	(0.56)	0.01	(1.22)

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
	(In thousands, except per share data)
Financial Data
Total assets	$2,030,687	$2,071,001	$2,102,419	$2,115,080	$2,197,298
Total loans, net	1,379,276	1,437,575	1,509,399	1,620,094	1,649,486
Total securities	459,598	416,460	392,749	289,388	362,042
Total deposits	1,588,497	1,687,941	1,697,797	1,712,523	1,689,781
Total shareholders’ equity	188,745	182,697	183,142	177,371	176,055
Net interest income	14,838	15,625	17,058	17,654	16,888
Provision for loan losses	2,386	11,836	8,244	2,192	22,551
Noninterest income, excluding other-than-temporary impairment losses	12,037	1,951	5,328	3,998	6,487
Net impairment losses recognized in earnings	16	35	28	10	14
Noninterest expense	16,545	14,569	15,910	16,488	18,372
Income tax expense (benefit)	—	—	—	—	(231)
Net income (loss)	7,928	(8,864)	(1,796)	2,962	(17,331)

Share Data
Basic earnings (loss) per share	$0.25	$(0.29)	$(0.06)	$0.10	$(0.56)
Diluted earnings (loss) per share	0.25	(0.29)	(0.06)	0.10	(0.56)
Book value per share	5.79	5.90	5.91	5.73	5.69
Tangible book value per share	5.78	5.88	5.90	5.72	5.67
Market value per share	1.27	1.35	1.27	1.33	1.34

Shares outstanding at end of period	32,598	30,984	30,969	30,951	30,938
Weighted average shares outstanding—basic	31,295	30,953	30,932	30,917	30,906
Weighted average shares outstanding—diluted	31,295	30,953	30,932	30,919	30,906

Key Ratios
Return on average assets	1.53%	-1.69%	-0.34%	0.55%	-3.06%
Return on average equity	16.97%	-18.98%	-3.95%	6.56%	-33.91%
Net interest margin	3.04%	3.18%	3.39%	3.49%	3.17%
Efficiency ratio	87.96%	79.67%	67.49%	77.12%	78.08%

Capital Ratios
Tier 1 leverage ratio	8.61%	8.13%	8.40%	8.44%	7.84%
Tier 1 risk-based capital ratio	13.30%	11.98%	12.20%	11.74%	11.26%
Total risk-based capital ratio	14.57%	13.25%	13.47%	13.02%	12.54%
Equity to assets	9.29%	8.82%	8.71%	8.39%	8.01%
Tangible common equity to tangible assets	9.28%	8.80%	8.69%	8.37%	7.99%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
	(Dollars in thousands)
Loan Portfolio Composition
Real Estate Loans
One-to four-family residential	$667,375	$677,708	$693,435	$762,065	$757,426
Multi-family residential*	120,991	125,370	129,767	131,246	135,771
Nonresidential*	276,198	303,165	307,702	328,772	331,390
Land*	23,222	22,172	25,515	25,624	25,138
Construction Loans
One-to four-family residential and land development	59,339	66,761	87,827	88,075	108,583
Multi-family and nonresidential*	4,528	4,528	5,524	11,201	15,077

Total real estate loans	1,151,653	1,199,704	1,249,770	1,346,983	1,373,385
Consumer Loans	238,397	245,367	266,075	272,478	279,453
Commercial Loans	30,146	35,277	38,354	45,772	46,304

Total Loans	1,420,196	1,480,348	1,554,199	1,665,233	1,699,142
Less:
Allowance for loan losses	42,271	44,162	46,223	46,415	50,883
Deferred loan costs, net	(1,351)	(1,389)	(1,423)	(1,276)	(1,227)

Total	40,920	42,773	44,800	45,139	49,656

Loans, net	$1,379,276	$1,437,575	$1,509,399	$1,620,094	$1,649,486

*	Such categories are considered commercial real estate

	At or for the quarters ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$119,298	$120,115	$112,412	$110,711	$110,092
Non-interest bearing checking accounts	148,049	152,577	138,752	144,362	138,571

Total checking accounts	267,347	272,692	251,164	255,073	248,663
Savings accounts	234,828	249,426	245,838	234,295	218,946
Money market accounts	314,907	327,751	322,955	318,395	311,692

Total non-time deposits	817,082	849,869	819,957	807,763	779,301
Retail certificates of deposit	771,415	838,073	877,840	904,760	910,480

Total certificates of deposit	771,415	838,073	877,840	904,760	910,480

Total deposits	$1,588,497	$1,687,942	$1,697,797	$1,712,523	$1,689,781

Certificates of deposit as a percent of total deposits	48.56%	49.65%	51.70%	52.83%	53.88%

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$44,162	$46,223	$46,415	$50,883	$40,884
Provision	2,386	11,836	8,244	2,192	22,551
Net chargeoffs	(4,277)	(13,897)	(8,436)	(6,660)	(12,552)

Ending balance	$42,271	$44,162	$46,223	$46,415	$50,883

Net Charge-offs
Real Estate Loans
One-to four-family	$366	$1,380	$501	$924	$1,483
Multi-family	203	14	1,451	163	1,819
Nonresidential	975	3,693	1,873	1,038	6,923
Land	217	281	233	504	284
Construction Loans
One-to four-family residential and land development	1,874	6,737	1,159	2,295	669
Multi-family and nonresidential	—	—	101	—	(1)

Total real estate loans	3,635	12,105	5,318	4,924	11,177
Consumer Loans	493	864	642	856	639
Commercial Loans	149	928	2,476	880	736

Total	$4,277	$13,897	$8,436	$6,660	$12,552

	At or for the quarters ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
	(Dollars in thousands)
Nonperforming Loans
Real Estate Loans
One-to four family residential	$26,637	$27,250	$28,776	$29,062	$27,417
Multi-family residential	5,860	6,517	6,414	8,239	10,983
Nonresidential	42,902	44,243	36,382	37,353	39,838
Land	11,142	11,655	8,316	6,722	5,188
Construction Loans
One-to four-family residential and land development	27,104	31,166	43,389	46,139	44,021
Multi-family and nonresidential	—	—	382	382	2,414

Total real estate loans	113,645	120,831	123,659	127,897	129,861
Consumer Loans	6,620	5,890	5,781	4,224	3,725
Commercial Loans	2,830	7,361	9,650	13,735	5,944

Total Loans	$123,095	$134,082	$139,090	$145,856	$139,530

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$104,812	$102,890	$122,856	$112,705	$117,498
Past due 90 days and still accruing	39	3	1,121	2,868	6,330

Past due 90 days	104,851	102,893	123,977	115,573	123,828
Past due less than 90 days and on nonaccrual	18,244	31,189	15,112	30,283	15,702

Total Nonperforming Loans	123,095	134,082	139,089	145,856	139,530
Other Real Estate Owned	32,946	37,697	43,009	42,386	39,914
Repossessed Assets	540	619	676	487	422

Total Nonperforming Assets	$156,581	$172,398	$182,774	$188,729	$179,866

Total Troubled Debt Restructured Loans
Accruing	$33,146	$30,784	$30,546	$30,129	$33,331
Non-accruing	17,752	16,932	28,066	24,420	11,240

Total	$50,898	$47,716	$58,612	$54,549	$44,571